UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 9, 2010

EXCEL TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34698	27-1493212
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

(Address of Principal Executive Offices, Including Zip Code)

(858) 613-1800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 9, 2010, Excel Trust, Inc. (the “Company”), through its operating partnership subsidiary, Excel Trust, L.P. (the “Operating Partnership”), executed a purchase agreement to acquire Gilroy Crossing Shopping Center (“Gilroy Crossing”), a 473,640 square foot shopping center (of which 325,431 square feet are owned) located in Gilroy, California. The purchase price for Gilroy Crossing, excluding closing costs, is approximately $68.5 million, of which $48.4 million will be assumed debt. Major tenants include Target (not owned), Kohl’s, Sports Authority, Ross Dress For Less, Bed Bath & Beyond, Michael’s and PetSmart.

The Company expects to fund this acquisition from available cash and borrowings under its unsecured line of credit. This acquisition is subject to the Company’s receipt of consent from the lenders to its assumption of the mortgage loan securing Gilroy Crossing, due diligence and other customary closing conditions. The Company can offer no assurances that this acquisition will close on the terms described herein, or at all.

The foregoing description of the property acquisition does not purport to be complete and is qualified in its entirety by reference to the full text of the purchase agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 13, 2010, the Company, through the Operating Partnership, completed the acquisition of Park West Place Shopping Center (“Park West Place”), a 739,234 square foot retail shopping center (of which 597,787 square feet are owned) located in Stockton, California, for approximately $92.5 million in cash (excluding closing costs). Major tenants include Lowe’s, Target (not owned), Kohl’s, Sports Authority, JoAnn’s Fabrics, Babies ‘R’ Us, Ross Dress For Less, Bed Bath & Beyond, Borders, PetSmart and Office Depot.

The Company funded the purchase price for Park West Place with a $55.8 million mortgage, available cash and borrowings under its unsecured line of credit. The mortgage was entered into in connection with the closing of Park West Place by a subsidiary of the Operating Partnership, and is guaranteed by the Company and the Operating Partnership. The mortgage is interest only and bears interest at a rate of one-month LIBOR plus 2.5%. The mortgage matures on December 15, 2013 and may be extended at the Company’s option by one year if it meets customary conditions precedent. The mortgage may be prepaid at any time, however, the Company will be subject to a prepayment penalty of 1.0% of the entire principal amount being prepaid during the first year of the mortgage. The mortgage contains customary default and acceleration provisions. The foregoing description of the property acquisition does not purport to be complete and is qualified in its entirety by reference to the full text of the purchase agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 2.01 above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 15, 2010, the Company issued a press release announcing the agreement to purchase Gilroy Crossing and the acquisition of Park West Place. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 7.01 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements that are required to be filed pursuant to this item will be filed by amendment not later than 71 days following the due date of this report.

(b) Pro Forma Financial Information.

The pro forma financial information that is required to be filed pursuant to this item will be filed by amendment not later than 71 days following the due date of this report.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit	Description of Exhibit

10.1	Purchase and Sale Agreement and Joint Escrow Instructions between Lakha Properties – Gilroy LLC and Excel Trust, L.P. dated September 9, 2010. (Gilroy Crossing)

10.2	Purchase and Sale Agreement and Joint Escrow Instructions dated September 23, 2010. (Park West Place) (1)

99.1	Press Release issued by Excel Trust, Inc. on December 15, 2010.

(1)	Incorporated herein by reference to Excel Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2010

EXCEL TRUST, INC.

By:	/S/ S. ERIC OTTESEN
S. Eric Ottesen
General Counsel

EXHIBITS

Exhibit	Description of Exhibit

10.1	Purchase and Sale Agreement and Joint Escrow Instructions between Lakha Properties – Gilroy LLC and Excel Trust, L.P. dated September 9, 2010. (Gilroy Crossing)

10.2	Purchase and Sale Agreement and Joint Escrow Instructions dated September 23, 2010. (Park West Place) (1)

99.1	Press Release issued by Excel Trust, Inc. on December 15, 2010.

(1)	Incorporated herein by reference to Excel Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 28, 2010.